UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 4, 2007
Oilsands Quest Inc.
(Exact name of registrant as specified in its charter)

Colorado	0-27659	98-0461154

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205, 707— 7th Avenue S.W. Calgary, Alberta, Canada	T2P 3H6

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (403) 263-1623
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Also on May 4, 2007, the Company issued a press release announcing that Christopher H. Hopkins, President and CEO of the Company, will address the Raymond James Oil Sands in Canada Conference in New York City on Monday, May 7, 2007. Mr. Hopkins’ address will be available by live web cast. His presentation is scheduled for approximately 9:00 am — 9:30 am Eastern Time (http://www.wsw.com/webcast/rj27/bqi); it will also be archived at the same link for 90 days after the conference. The press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.
On May 7, 2007, the Company issued a press release announcing the next steps the Company plans to take in order to accelerate timelines for potential development of its Axe Lake discovery on its oil sands exploration permits in Saskatchewan. The press release is filed as Exhibit 99.2 to this report and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release dated May 4, 2007.

99.2	Press Release dated May 7, 2007.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oilsands Quest Inc. (Registrant)
Date: May 7, 2007	/s/ Karim Hirji
	Name:	Karim Hirji
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 4, 2007.

99.2	Press Release dated May 7, 2007.